Exhibit (23)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-67586 on Form S-3 and Registration Statements No. 333-40394, 333-99805 and 333-99807 on Form S-8 of our reports dated February 26, 2007 relating to the financial statements and financial statement schedule of Vulcan Materials Company and its subsidiary companies, and management’s report on the effectiveness of internal control over financial reporting (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of SFAS 123(R), “Share-Based Payment;” SFAS 158, “Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R);” and EITF Issue No. 04-6, “Accounting for Stripping Costs Incurred during Production in the Mining Industry”) appearing in and incorporated by reference in the Annual Report on Form 10-K of Vulcan Materials Company for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP DELOITTE & TOUCHE LLP
Birmingham, Alabama
February 26, 2007